Exhibit 99.1

PACTIV LLC COMMENCES TENDER OFFER

For Any and All of Its Outstanding 7.950% Debentures due 2025

LAKE FOREST, Ill., December 1, 2022 -- Pactiv Evergreen Inc. (“PTVE”) announced today that its indirect, wholly-owned subsidiary, Pactiv LLC (“Pactiv”), has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of Pactiv’s outstanding 7.950% Debentures due 2025 (the “Notes”).

The following table sets forth some of the terms of the Tender Offer:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Consideration(1)(2)
7.950% Debentures due 2025	880394AB7	$276,402,000.00	$970.00

(1) Per $1,000 principal amount of Notes accepted for purchase.

(2) Does not include accrued interest, which will be paid in addition to the Consideration.

The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase dated December 1, 2022 (the “Offer to Purchase”) and the related Letter of Transmittal and Notice of Guaranteed Delivery (together with the Offer to Purchase, the “Tender Offer Documents”). The Tender Offer will expire at 5:00 p.m., New York City time, on December 7, 2022, unless extended or earlier terminated by Pactiv (such time as may be extended, the “Expiration Date”).

Holders of Notes who validly tender (and do not validly withdraw) their Notes on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described in the Tender Offer Documents will be eligible to receive $970.00 per $1,000 principal amount of such tendered Notes. In addition, holders of Notes that are validly tendered and accepted for purchase will also receive accrued and unpaid interest to, but not including, the settlement date for the Tender Offer, which is currently expected to be December 8, 2022, the business day following the Expiration Date.

Tendered Notes may be withdrawn at any time prior to the earlier of (i) the Expiration Date and (ii) if the Tender Offer is extended, the 10th business day after commencement of the Tender Offer. Notes may also be validly withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated by that date.

Pactiv’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. Pactiv reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, or (iii) otherwise amend the Tender Offer in any respect. Pactiv will use cash on hand of certain of its affiliates, which may be loaned or contributed to Pactiv, to purchase the Notes.

The Notes are obligations of Pactiv alone and PTVE and its subsidiaries (other than Pactiv) are not guarantors of the Notes.

Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are acting as Dealer Managers for the Tender Offer. The Information Agent and Tender Agent is Global Bondholder Services Corporation.

Copies of the Tender Offer Documents are available at http://www.gbsc-usa.com/pactiv/ or by contacting the Information Agent at (855) 654-2014 (toll-free) or (212) 430-3774 (collect) or email contact@gbsc-usa.com. Questions regarding the Tender Offer should be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect) and Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or email ny.liabilitymanagement@citi.com.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Investor Contact:

Dhaval Patel

732.501.9657

dhaval.patel@pactivevergreen.com

About Pactiv Evergreen Inc. and Pactiv LLC

Pactiv Evergreen Inc. is a leading manufacturer and distributor of fresh foodservice and food merchandising products and fresh beverage cartons in North America. With a team of approximately 16,500 employees, it produces a broad range of on-trend and feature-rich products that protect, package and display food and beverages for today’s consumers. Its products, many of which are made with recycled, recyclable or renewable materials, are sold to a diversified mix of customers, including restaurants, foodservice distributors, retailers, food and beverage producers, packers and processors. Pactiv LLC is an indirect, wholly owned subsidiary of Pactiv Evergreen Inc., which holds the businesses, assets and employees of PTVE’s Foodservice and Food Merchandising segments.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding PTVE’s and Pactiv’s plans and expected timing with respect to the Tender Offer. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Pactiv and PTVE have based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to them. While PTVE considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond PTVE’s control. The risks and uncertainties that may affect the operations, performance and results of PTVE’s business and forward-looking statements include, but are not limited to: fluctuations in raw material, energy and freight costs; labor shortages and increased labor costs; PTVE’s ability to meet demand for its products; the uncertain economic, operational and financial impacts of the coronavirus pandemic; failure to maintain satisfactory relationships with PTVE’s major customers; PTVE’s dependence on suppliers of raw materials and any interruption to its supply of raw materials; the impact of natural disasters, public health crises and catastrophic events outside of PTVE’s control; PTVE’s ability to realize the benefits of its capital investment, acquisitions, restructuring and other cost savings programs; PTVE’s safety performance; uncertain global economic conditions; competition in the markets in which PTVE operates; changes in consumer lifestyle, eating habits, nutritional preferences and health-related, environmental and sustainability concerns; the impact of PTVE’s significant debt on its financial condition and ability to operate its business; compliance with, and liabilities related to, applicable laws and regulations; the ownership of a majority of the voting power of PTVE’s common stock by its parent company Packaging Finance Limited, an entity owned by Mr. Graeme Hart; and PTVE’s ability to establish independent financial, administrative and other support functions.

These and other risks are described under Item 1A, “Risk Factors,” and elsewhere in PTVE’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by Part II, Item 1A, “Risk Factors” in PTVE’s subsequently filed Quarterly Reports on Form 10-Q and other documents PTVE files from time to time with the Securities and Exchange Commission. In addition, PTVE may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and PTVE undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.